NATIONS FUND, INC.

                           RULE 18f-3 MULTI-CLASS PLAN


I.    Introduction.

      Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares in the investment portfolios of Nations Fund, Inc. (the "Company"). In addition, this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the maximum initial sales loads, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to a particular class of shares of the portfolios. The Plan also identifies expenses that may be allocated to a particular class of shares to the extent that they are actually incurred in a different amount by class or relate to a different kind or degree of services provided to the class.

      The Company is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933 (Registration Nos. 33-4038 and 811-4614). The Company elects to offer multiple classes of shares in its investment portfolios pursuant to the provisions of Rule 18f-3 and this Plan.

      The Company currently consists of the following nine separate investment portfolios: Nations Prime Fund and Nations Treasury Fund (the "Money Market Funds") and Nations Equity Income Fund, Nations International Equity Fund, Nations Government Securities Fund, Nations International Growth Fund, Nations Small Company Growth Fund, Nations U.S. Government Bond Fund and Nations International Value Fund (the "Non-Money Market Funds").

      The above-listed investment portfolios of the Company (the "Funds") are authorized to issue the following classes of shares representing interests in the Funds:

         (i) Nations Prime Fund -- Primary A Shares, Primary B Shares, Investor A Shares, Investor B Shares, Investor C Shares, Daily Shares and Marsico Shares;

         (ii) Nations Treasury Fund -- Primary A Shares, Primary B Shares, Investor A Shares, Investor B Shares, Investor C Shares and Daily Shares; and

         (iii) Nations Equity Income Fund, Nations International Equity Fund, Nations Government Securities Fund, Nations International Growth Fund, Nations Small Company Growth Fund, Nations International Value Fund and Nations U.S. Government Bond Fund -- Primary A Shares, Primary B Shares, Investor A Shares, Investor B Shares and Investor C Shares.

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II.   Allocation of Expenses.

      A. Pursuant to Rule 18f-3 under the 1940 Act, the Company shall allocate to each class of shares in a Fund (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and
(ii) any fees and expenses incurred by the Company under a shareholder servicing plan in connection with the provision of shareholder services to the holders of such class of shares.

      B. In addition, pursuant to Rule 18f-3, the Company may allocate the following fees and expenses to a particular class of shares in a single Fund:

         (i) transfer agent fees identified by the transfer agent as being attributable to such class of shares;

         (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports, and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

         (iii) blue sky registration or qualification fees incurred by such class of shares;

         (iv) Securities and Exchange Commission registration fees incurred by such class of shares;

         (v) the expense of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

         (vi) litigation or other legal expenses relating solely to such class of shares;

         (vii) fees of the Company's Directors incurred as result of issues relating to such class of shares;

         (viii) independent accountants' fees relating solely to such class of shares; and

         (ix) any other fees and expenses, not including advisory or custodial fees or other expenses related to the management of the Fund's assets, relating to (as defined below) such class of shares.

      C. For all purposes under this Plan, fees and expenses "relating to" a class of shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. The proper officers of the Company shall have the authority to determine whether any or all of the fees and expenses described in Section B of this Part II should be allocated to a particular class of shares. The Board of Directors will monitor any such allocations to ensure that they comply with the requirements of the Plan.

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

      D. Income and any expenses of Nations Prime Fund, Nations Treasury Fund, Nations Government Securities Fund and Nations U.S. Government Bond Fund not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the relative settled shares of that class in relation to the settled shares of the Fund.

      Realized and unrealized capital gains and losses of Nations Prime Fund, Nations Treasury Fund, Nations Government Securities Fund and Nations U.S. Government Bond Fund not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the relative net assets, as defined in Rule 18f-3, of that class in relation to the net assets of the Fund.

      Income, realized and unrealized capital gains and losses, and any expenses of Nations Equity Income Fund, Nations International Equity Fund, Nations Small Company Growth Fund, Nations International Growth Fund and Nations International Value Fund not allocated to a particular class of any such Fund pursuant to this Plan shall be allocated to each class of the Fund on the basis of the relative net assets, as defined in Rule 18f-3, of that class in relation to the net assets of the Fund.

      E. In certain cases, NationsBanc Advisors, Inc., TradeStreet Investment Associates, Inc., NationsBank, N.A., Stephens Inc., First Data Investor Services Group, Inc., or another service provider for a Fund may waive or reimburse all or a portion of the expenses of a specific class of shares of the Fund. The Board of Directors will monitor any such waivers or reimbursements to ensure that they do not provide a means for cross-subsidization between classes.

III.  Class Arrangements.

      The following summarizes the maximum front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Company. Additional details regarding such fees and services are set forth in the relevant Fund's current Prospectus(es) and Statement of Additional Information.

A.    Primary A Shares -- All Funds.
      ------------------------------

         1.       Maximum Initial Sales Load: None

         2.       Contingent Deferred Sales Charge: None

         3.       Maximum Rule 12b-1 Distribution Fees: None

         4.       Maximum Shareholder Servicing Fees: None

         5.       Conversion Features: None

         6.       Exchange Privileges:

                  (a) Primary A Shares of a Fund may be exchanged for Primary A Shares of any other fund of the Nations Funds Family.

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

                  (b) From time to time, the Board of Directors of the Company may modify, or ratify modifications to, the exchange privileges of Primary A Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

         7.       Other Shareholder Services: None

B.    Primary B Shares -- All Funds.
      ------------------------------

         1.       Maximum Initial Sales Load: None

         2.       Contingent Deferred Sales Charge: None

         3.       Maximum Rule 12b-1 Distribution Fees: None

         4.       Maximum Shareholder Servicing/Administration Fees:

                  (a) Money Market Funds: Pursuant to a Shareholder Servicing Plan, the Primary B Shares of the Money Market Funds each may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

                  (b) Non-Money Market Funds: Pursuant to a Shareholder Administration Plan, the Primary B Shares of Nations Equity Income Fund, Nations International Equity Fund, Nations Government Securities Fund, Nations International Growth Fund, Nations Small Company Growth Fund, Nations International Value Fund and Nations U.S. Government Bond Fund each may pay shareholder administration fees of up to 0.60% of the average daily net assets of such shares, provided that in no event may the portion of such fee that constitutes a "service fee," as that term is defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc., exceed 0.25% of the average daily net asset value of such Primary B Shares of a Fund.

         5. Conversion Features: Primary B Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of the Company and described in the then-current prospectus for such shares of such Fund.

         6.       Exchange Privileges:

                  (a) Primary B Shares of a Fund may be exchanged for Primary B Shares of any other fund of the Nations Funds Family.

                  (b) From time to time, the Board of Directors of the Company may modify, or ratify modifications to, the exchange privileges of Primary B Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

         7.       Other Shareholder Services: None

C.    Investor A Shares -- Money Market Funds Only.
      ---------------------------------------------

         1.       Maximum Initial Sales Load: None

         2.       Contingent Deferred Sales Charge: None

         3. Maximum Rule 12b-1 Distribution Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Investor A Shares of the Money Market Funds may pay distribution fees of up to 0.10% of the average daily net assets of such shares.

         4. Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, Investor A Shares of the Money Market Funds may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

         5. Conversion Features: Investor A Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of the Company and described in the then-current prospectus for such shares of such Fund.

         6.       Exchange Privileges:

                  (a) Investor A Shares of the Money Market Funds may be exchanged for Investor A Shares of any other fund of the Nations Funds Family (other than an index fund).

                  (b) Investor A Shares of the Money Market Funds acquired through a Nations Funds Individual Retirement Account ("IRA") may be exchanged for Investor B Shares of any non-money market fund offered by the Nations Funds Family (collectively, the "Nations Funds Non-Money Market Funds").

                  (c) From time to time, the Board of Directors of the Company may modify, or ratify modifications to, the exchange privileges of Investor A Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

         7. Other Shareholder Services. The Company offers a Systematic Investment Plan and Automatic Withdrawal Plan to holders of Investor A Shares of the Funds. In addition, the Company offers check-writing privileges to holders of Investor A Shares of the Money Market Funds.

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

D.    Investor A Shares -- Non-Money Market Funds Only.
      -------------------------------------------------

         1.       Maximum Initial Sales Load:

                  (a) Nations Equity Income, Nations International Equity Fund, Nations International Growth Fund, Nations Small Company Growth Fund and Nations International Value Fund: maximum of 5.75%.

                  (b) Nations Government Securities Fund and Nations U.S. Government Bond Fund: maximum of 4.75%.

         2. Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds): 1.00% of purchases over $1 million if redeemed within one year of purchase, declining to 0.50% in the second year after purchase and eliminated thereafter.

         3. Redemption Fee: 1.00% of the current net asset value of shares purchased by a Substantial Investor (as such term is defined in then-current prospectuses) between July 31, 1997 and November 15, 1998, and redeemed within 18 months of purchase.

         4.       Maximum Rule 12b-1 Distribution/Shareholder Servicing Fees:
                  Pursuant to a Shareholder Servicing and Distribution Plan adopted under Rule 12b-1, Investor A Shares of each Non-Money Market Fund may pay a combined distribution and shareholder servicing fee of up to 0.25% of the average daily net assets of such shares.

         5. Conversion Features: Investor A Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of the Company and described in the then-current prospectus for such shares of such Fund.

         6.       Exchange Privileges:

                  (a) Investor A Shares of the Non-Money Market Funds may be exchanged for Investor A Shares of any other Nations Funds Non-Money Market Fund (other than an index fund) or any Nations Funds Money Market Fund.

                  (b) From time to time, the Board of Directors of the Company may modify, or ratify modifications to, the exchange privileges of Investor A Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

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

         7. Other Shareholder Services. The Company offers a Systematic Investment Plan and Automatic Withdrawal Plan to holders of Investor A Shares of the Funds.

E.    Investor B Shares -- Money Market Funds Only.
      ---------------------------------------------

         1.       Maximum Initial Sales Load: None

         2.       Contingent Deferred Sales Charge: None

         3. Maximum Rule 12b-1 Distribution Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, the Investor B Shares of the Money Market Funds may pay distribution fees of up to 0.10% of the average daily net assets of such shares.

         4. Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, the Investor B Shares of the Money Market Funds may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

         5. Conversion Features: Investor B Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of the Company and described in the then-current prospectus for such shares of such Fund.

         6.       Exchange Privileges:

                  (a) Investor B Shares of a Money Market Fund may be exchanged for Investor B Shares of any other Nations Funds Money Market Fund.

                  (b) From time to time, the Board of Directors of the Company may modify, or ratify modifications to, the exchange privileges of Investor B Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

         7. Other Shareholder Services: The Company offers check-writing services, a Systematic Investment Plan and an Automatic Withdrawal Plan to holders of Investor B Shares of the Money Market Funds.

F.    Investor B Shares -- Non-Money Market Funds Only.
      -------------------------------------------------

         1.       Maximum Initial Sales Load: None

         2. Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds): 5.00% if redeemed within one year of purchase, declining to 1.00% in the sixth year after purchase and eliminated thereafter.

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

         3. Maximum Rule 12b-1 Distribution Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, the Investor B Shares of each Non-Money Market Fund may pay distribution fees of up to 0.75% of the average daily net assets of such shares.

         4. Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, the Investor B Shares of each Non-Money Market Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

         5. Conversion Features: Investor B Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of the Company and described in the then-current prospectus for such shares of such Fund.

         6.       Exchange Privileges:

                  (a) Investor B Shares of a Non-Money Market Fund may be exchanged for Investor B Shares of any other Nations Fund Non-Money Market Fund (except Nations Short-Term Income Fund and Nations Short-Term Municipal Income
                           Fund) or Investor C Shares of any Nations Fund Money Market Fund.

                  (b) From time to time, the Board of Directors of the Company may modify, or ratify modifications to, the exchange privileges of Investor B Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

         7. Other Shareholder Services: The Company offers a Systematic Investment Plan and an Automatic Withdrawal Plan to holders of Investor B Shares of the Non-Money Market Funds.

G.    Investor C Shares -- Money Market Funds Only.
      ---------------------------------------------

         1.       Maximum Initial Sales Load: None

         2.       Contingent Deferred Sales Charge: None

         3.       Maximum Rule 12b-1 Distribution Fees: None

         4. Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, the Investor C Shares of each Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

         5. Conversion Features: Investor C Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of

                           Directors of the Company and described in the then-current prospectus for such shares of such Fund.

         6.       Exchange Privileges:

                  (a) Investor C Shares of a Money Market Fund that are purchased directly through a servicing agent may not be exchanged for shares of any other fund offered by the Nations Funds Family.

                  (b) Investor C Shares of a Money Market Fund acquired through a permissible exchange of Investor B Shares of a Nations Funds Non-Money Market Fund or Investor A Shares of Nations Short-Term Income Fund or Nations Short-Term Municipal Income Fund may be re-exchanged for Investor C Shares of any other Nations Funds Money Market Fund, Investor B Shares of a Nations Funds Non-Money Market Fund (except Nations Short-Term Income Fund or Nations Short-Term Municipal Income Fund) or Investor A Shares of Nations Short-Term Income Fund or Nations Short-Term Municipal Income Fund.

                  (c) From time to time, the Board of Directors of the Company may modify, or ratify modifications to, the exchange privileges of Investor C Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

         7.       Other Shareholder Services: None

H. Investor C Shares -- Non-Money Market Funds Only.
   -------------------------------------------------

         1.       Maximum Initial Sales Load: None

         2. Contingent Deferred Sales Charge (as a percentage of the lower of the original purchase price or redemption proceeds): 1.00% if redeemed within one year of purchase and eliminated thereafter.

         3. Maximum Rule 12b-1 Distribution Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Investor C Shares of the Non-Money Market Funds may pay distribution fees of up to 0.75% of the average daily net assets of such shares.

         4. Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, the Investor C Shares of each Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

         5. Conversion Features: Investor C Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of

                  Directors of the Company and described in the then-current prospectus for such shares of such Fund.

         6.       Exchange Privileges:

                  (a) Investor C Shares of a Non-Money Market Fund may be exchanged for Investor C Shares of any other Nations Funds Non-Money Market Fund, other than any Index Fund. However, Investor C Shares of a Non-Money Market Fund (other than Nations Short-Term Income Fund and Nations Short-Term Municipal Income Fund) may not be exchanged for Investor C Shares of Nations Short-Term Income Fund or Nations Short-Term Municipal Income Fund until one year after purchase.

                  (b) In addition, Investor C Shares of a Non-Money Market Fund, other than an Index Fund may be exchanged for Daily Shares of any Nations Funds Money Market Fund.

                  (c) From time to time, the Board of Directors of the Company may modify, or ratify modifications to, the exchange privileges of Investor C Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

         7. Other Shareholder Services. The Company offers a Systematic Investment Plan and Automatic Withdrawal Plan to holders of Investor C Shares of the Non-Money Market Funds.

I.    Daily Shares -- Money Market Funds Only.
      ----------------------------------------

         1.       Maximum Initial Sales Load: None

         2.       Contingent Deferred Sales Charge: None

         3. Maximum Rule 12b-1 Distribution Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Daily Shares of the Money Market Funds may pay distribution fees of up to 0.45% of the average daily net assets of such shares.

         4. Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, Daily Shares of the Money Market Funds may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

         5. Conversion Features: Daily Shares of a Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of the Company and described in the then-current prospectus for such shares of such Fund.

         6.       Exchange Privileges:

                  (a) Daily Shares of a Money Market Fund may be exchanged for Daily Shares of any other Nations Funds Money Market Fund or Investor C Shares of any Nations Funds Non-Money Market Fund. However, Daily Shares of a Money Market Fund may not be exchanged for Investor C Shares of Nations Short-Term Income Fund or Nations Short-Term Municipal Income Fund until one year after purchase of the shares exchanged to acquire the subject Daily Shares.

                  (b) From time to time, the Board of Directors of the Company may modify, or ratify modifications to, the exchange privileges of Daily Shares of a Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

         7. Other Shareholder Services: The Company offers an Automatic Withdrawal Plan to holders of Daily Shares of the Money Market Funds.

J.    Marsico Shares -- Nations Prime Fund Only.
      ------------------------------------------

         1.       Maximum Initial Sales Load: None

         2.       Contingent Deferred Sales Charge: None

         3.       Maximum Rule 12b-1 Distribution Fees: None

         4. Maximum Shareholder Servicing Fees: Pursuant to a Shareholder Servicing Plan, Marsico Shares of Nations Prime Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

         5. Conversion Features: Marsico Shares of the Fund shall have such conversion features, if any, as are determined by or ratified by the Board of Directors of the Company and described in the then-current prospectus for such shares of the Fund.

         6.       Exchange Privileges:

                  (a) Marsico Shares of the Fund may be acquired through an exchange of shares from a fund, other than Funds of Nations Fund, managed by Marsico Capital Management, LLC.

                  (b) From time to time, the Board of Directors of the Company may modify, or ratify modifications to, the exchange privileges of Marsico Shares of the Fund without amending this Plan, provided that such exchange privileges, as modified, are described in the then-current prospectus for such shares of such Fund.

         7. Other Shareholder Services: The Company offers a Systematic Investment Plan and Automatic Withdrawal Plan to holders of Marsico Shares of the Fund.

IV.   Board Review.
      -------------

      The Board of Directors of the Company shall review this Plan as frequently as they deem necessary. Prior to any material amendment(s) to this Plan, the Company's Board of Directors, including a majority of the Directors that are not interested persons of the Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interests of each class of shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Directors of the Company shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted:          April 3, 1995
Last Amended:     November 5, 1998